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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
EXHIBIT 24.1





     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Post-Effective Amendment No. 3 to the S-8 Registration Statement File No. 33-6520 and the S-8 Registration Statement File No. 33-27213.





ARTHUR ANDERSEN & CO.

St. Louis, Missouri
August 26, 1994